Exhibit 4.4

SENIOR NOTES INDENTURE

Dated as of October 4, 2010

By

GENON ESCROW CORP.

and

WILMINGTON TRUST COMPANY

as Trustee

9.500% SENIOR NOTES DUE 2018

9.875% SENIOR NOTES DUE 2020

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.12
(a)(2)	7.12
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.12
(b)	7.12
(c)	N.A.
311(a)	7.13
(b)	7.13
(c)	N.A.
312(a)	2.05; 8.01
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.07; 7.08
(c)	7.07; 12.02
(d)	7.07
314(a)	4.03; 12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.02
(b)	7.05; 12.02
(c)	7.02
(d)	7.02
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 10.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

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ii

		Page
ARTICLE 11 SATISFACTION AND DISCHARGE		51
	Satisfaction and Discharge	51
	Application of Trust Money	51

ARTICLE 12 MISCELLANEOUS		52
Section 12.01	Trust Indenture Act Controls	52
Section 12.02	Notices	52
	Communication by Holders with Other Holders	53
	Certificate and Opinion as to Conditions Precedent	53
	Statements Required in Certificate or Opinion	54
	Rules by Trustee and Agents	54
	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders	54
	Governing Law	54
	Waiver of Jury Trial	54
	Force Majeure	55
	No Adverse Interpretation of Other Agreements	55
	Successors	55
	Severability	55
	Counterpart Originals	55
	Table of Contents, Headings, etc	55
	U.S.A. Patriot Act	55
	Payments Due on Non-Business Days	55

Appendix A:	Provisions Relating to Initial Notes, Exchange Notes and Additional Notes	1
Exhibit A:	Form of Note	A-1
Exhibit B:	Form of Transferee Letter of Representation	B-1
Exhibit C:	Form of Supplemental Indenture for Escrow Merger of the Company with and into RRI	C-1

iii

INDENTURE, dated as of October 4, 2010, by GenOn Escrow Corp., a Delaware corporation (the “Company”), and Wilmington Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $675,000,000 aggregate principal amount of 9.500% Senior Notes due 2018 (the “2018 Initial Notes”) and $550,000,000 aggregate principal amount of 9.875% Senior Notes due 2020 (the “2020 Initial Notes”) (together, the “Initial Notes”).

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“2018 Notes” means the Initial 2018 Notes and any 2018 Additional Notes.

“2020 Notes” means the Initial 2020 Notes and any 2020 Additional Notes.

“Additional Interest” means all Additional Interest (as defined in the Registration Rights Agreement) then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means the additional notes of any series having identical terms and conditions to the Notes of such series that may be issued from time to time under this Indenture after the Issue Date in accordance with the terms hereof, including Section 2.01 hereof (it being understood that any Notes issued in exchange for or replacement of any Initial Note shall not be an Additional Note). Except as set forth in Section 3.07, any Additional Notes may be treated with the Notes of such series as a single class and may vote on all matters with such Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, a Person will be deemed to be an Affiliate if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company will only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company’s Voting Stock if such Person has filed a Statement of Beneficial Ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of such Note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the payment of principal on the maturity date of the Note plus (ii) all required interest payments due on the Note through the maturity thereof (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Applicable Treasury Rate as of such redemption date plus 50 basis points in the case of each of the 2018 Notes and the 2020 Notes; over

(b)	the principal amount of such Note.

“Applicable Treasury Rate” means, as of any redemption date for any Notes, the yield to maturity, as of such redemption date of United States Treasury securities, with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the maturity date of the Notes; provided, however, that if the period from the redemption date to the maturity date of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Assumption” means, upon the consummation of the merger between the Company and RRI, the express assumption by RRI of all of the obligations of the Company under this Indenture and the Notes (and thereafter all references to “Company” in this Indenture and the Notes shall mean RRI).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficial Ownership”, “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” or “Board” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors (or person or entity serving a similar function) of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that a reorganization transaction in which a parent entity of the Company is formed and no “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent entity shall not be deemed to be a Change of Control;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding, immediately prior to such transaction, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person, constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Debt Ratio” means as of any date of determination, the ratio of (1) the Company’s Consolidated Total Indebtedness as of the applicable ratio calculation date to (2) the Company’s EBITDA for the period of four consecutive fiscal quarters ended prior to such date.

“Consolidated Interest Expense” means, for any Person for any period, with reference to the Person’s consolidated financial statements, the aggregate of interest expense accrued during such period by such Person and its Subsidiaries on a consolidated basis on Indebtedness plus the amount of interest which was capitalized, less the sum of, without duplication, (a) the total interest income of such Person and its Subsidiaries (other than Excluded Project Subsidiaries), and (b) the interest expense attributable to Indebtedness of any Excluded Project Subsidiary.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Company’s financial statements are available, less the sum of:

(1) the Company’s consolidated current liabilities as of such quarter end, determined on a consolidated basis in accordance with GAAP; and

(2) the Company’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate outstanding Indebtedness of the Company and its Subsidiaries and (2) the aggregate amount of all of the Company’s outstanding Disqualified Stock and all preferred stock of the Company’s Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the Company thereof in accordance with its terms at the option of the holder thereof, in each case, determined on any date on which Consolidated Total Indebtedness shall be required to be determined.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered (which address at the date of this Indenture is: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, fax: (302) 636-4145.

“Corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than pursuant to a change of control provision substantially similar to that described under Section 4.12).

“EBITDA” means, for any period, with reference to the Company’s consolidated financial statements (a) income from continuing operations before income taxes and non-controlling interest; plus (b) depreciation and amortization; plus (c) Consolidated Interest Expense; plus (d) cash dividends or distributions actually received by the Company or any of the Company’s Subsidiaries during such period from any entity which is not a consolidated Subsidiary or any Subsidiary whose income is excluded pursuant to the third sentence hereof. “EBITDA” shall not include the effect of (i) gains or losses on sales or dispositions of assets; (ii) non-recurring items (including, for the avoidance of doubt, restructuring expenses) or (iii) non-cash expenses and non-cash gains or losses, including as a result of hedge transactions being marked to market, but shall include cash payments and receipts from and in respect of settlement of Swap Agreements. Except to the extent provided in clause (d) of the first sentence hereof, “EBITDA” shall not include the effect of any income from continuing operations before income taxes and non-controlling interest attributable to (x) any Excluded Project Subsidiary and (y) any of the Company’s other Subsidiaries to the extent that such other Subsidiary is prohibited from making distributions or dividends as of the date of determination (unless such prohibition arises solely from the requirement under the MIRMA Lease that MIRMA and its Subsidiaries deliver financial statements for the most recently completed fiscal year or fiscal quarter and the date of determination is less than 90 or 60 days, respectively, from the end of such fiscal year or fiscal quarter). In addition, for purposes of calculating EBITDA, the amounts accrued as rent expense under the MIRMA Lease and REMA Lease shall be treated as operating expenses for purposes of determining income from continuing operations, and no portion of such amounts shall be treated as Consolidated Interest Expense or principal amortization, such that, to the extent possible, the treatment of the obligations under the MIRMA Lease and REMA Lease as such obligations are treated on the closing date of the Merger is preserved. If during any period for which EBITDA is being determined, the Company or any of the Company’s Subsidiaries shall have (a) made or consummated any acquisition for gross consideration of $10,000,000 or more (including debt assumed), then EBITDA shall be determined on a pro forma basis for such period as if such acquisition had been made or consummated as of the beginning of the first day of such period or (b) made or consummated any asset sale that is not fully included in discontinued operations, then EBITDA shall be determined on a pro forma basis for such period as if such asset sale had been made or consummated as of the beginning of the first day of such period. EBITDA for periods prior to the closing date of the Merger will be estimated in good faith by the Company giving pro forma effect to the Merger.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Government Securities, the proceeds thereof and interest earned thereon, free from all Liens other than any Liens in favor of the Holders of Notes.

“Escrow Agent” means Deutsche Bank Trust Company Americas.

“Escrow Agreement” means that certain escrow and security agreement dated as of the date of this Indenture by and among the Company, RRI, Mirant, the Trustee, and Deutsche Bank Trust Company Americas, as Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Escrowed Funds” means all amounts in the Escrow Account and all investments thereof made thereunder, plus all interest, dividends and other distributions and payments thereon received by the Escrow Agent.

“Escrow Merger” means the merger of the Company with and into RRI, with RRI continuing as the surviving corporation (to be renamed GenOn Energy, Inc.).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means any Notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Project Subsidiary” means Mirant Marsh Landing or any Subsidiary of the Company whose principal purpose is the construction, acquisition or operation of a project, and whose debt is without recourse or liability to the Company or any of its other Subsidiaries (except (i) recourse against another Excluded Project Subsidiary, including any direct or indirect parent entity of any Excluded Project Subsidiary substantially all the assets of which consist of the equity of one or more Excluded Project Subsidiaries and (ii) recourse against the equity of an Excluded Project Subsidiary pledged by the Company or any of its Subsidiaries to secure the debt of such Excluded Project Subsidiary or any Subsidiary of such Excluded Project Subsidiary).

“Existing Liens” means Liens on the property or assets of the Company or any of its Subsidiaries securing Indebtedness outstanding or committed to be funded on the closing date of the Merger, including, without limitation, Indebtedness outstanding or committed to be funded under the New Credit Facilities.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another such entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees, the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation and RBS Securities Inc.

“interest” with respect to the Notes means interest with respect thereto and Additional Interest, if any.

“Interest Payment Date” means April 15 and October 15 of each year to the Stated Maturity of the Notes.

“Issue Date” means October 4, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such property or asset.

“Merger” means the merger of RRI Energy Holdings, Inc., a direct wholly-owned subsidiary of RRI, with and into Mirant, with Mirant continuing as the surviving corporation and a wholly-owned subsidiary of RRI pursuant to the Agreement and Plan of Merger, dated as of April 11, 2010, among RRI, Mirant and RRI Energy Holdings, Inc.

“Merger Agreement” means the agreement and plan of merger, dated April 11, 2010, among RRI, Mirant and RRI Energy Holdings, Inc.

“Merger Termination Date” means December 31, 2010 or, subject to the deposit with the Escrow Agent of such additional amounts of cash or Government Securities as are sufficient to fund the Special Redemption Price, March 31, 2011.

“Mirant” means Mirant Corporation, a Delaware corporation, and not to any of its subsidiaries.

“Mirant Marsh Landing” means Mirant Marsh Landing, LLC and its subsidiaries.

“MIRMA” means Mirant Mid-Atlantic, LLC, a Delaware limited liability company, or any successor thereto.

“MIRMA Lease” means, collectively, the obligations of MIRMA as facility lessee under the eleven facility lease agreements, each dated as of December 19, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“New Credit Facilities” means the proposed new Credit Agreement to be entered into on the closing date of the Merger among GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), as borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, or the proposed new senior secured revolving credit facility and term loan facility governed thereby.

“Notes” means the Initial Notes and more particularly means any series of Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes. Except as set forth in Section 3.07, all series of Notes will be treated as a single class.

“Offering Memorandum” means the offering memorandum, dated September 20, 2010, relating to the sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary, or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer, the controller or the principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Issue Discount Note” means any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.01.

“PEDFA Bond Indebtedness” means Indebtedness outstanding on the date of the indenture incurred by the Company or guaranteed by the Company in tax-exempt industrial development bond financings, the proceeds of which were used to finance the development, construction or acquisition of the 520 MW coal facility and related assets owned by Reliant Energy Wholesale Generation LLC and located in New Florence, Indiana County, Pennsylvania.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or other entity.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Record Date” for the interest payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Liens” means Liens granted in connection with extending, renewing, replacing or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (1) through (4) of Section 4.08; provided that Refinancing Liens do not (i) extend to property or assets other than property or assets of the type that were subject to the original Lien or (ii) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced.

“Refinancing Transactions” means (1) the Company having repaid all borrowings under Mirant North America, LLC’s senior secured term loan, (2) the Company having redeemed (or having sufficient amounts to redeem) $850 million aggregate principal amount of Mirant North America, LLC’s senior unsecured notes and $279 million aggregate principal amount of RRI senior secured notes and (3) the Company having defeased the PEDFA Bond Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among RRI and the Initial Purchasers and, with respect to any Additional Notes, one or more registration rights agreement among the Company and the other parties thereto, relating to the rights given by the Company to the purchasers of such Additional Notes to register such Additional Notes under the Securities Act.

“REMA” means RRI Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company, or any successor thereto.

“REMA Lease” means, collectively, the obligations of REMA as facility lessee under the three facility lease agreements, each dated as of August 24, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“RRI” means RRI Energy, Inc., a Delaware corporation, and not to any of its subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended or any successor statute or statutes thereto.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the date of this Indenture; provided that clause (3) of such definition will be disregarded.

“Special Redemption Price” shall have the meaning set forth in the Escrow Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or purchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Company’s Subsidiaries shall be a “Swap Agreement”.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Transactions” means the Merger, the Escrow Merger, the Assumption and the Refinancing Transactions.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means Wilmington Trust Company, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any Person, as of any date, means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“2018 Additional Notes”	2.01(b)
“2020 Additional Notes”	2.01(b)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02 (c)
“Change of Control Offer”	4.12(a)
“Change of Control Payment”	4.12(a)
“Change of Control Payment Date”	4.12(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	9.03
“Covenant Suspension Event”	4.13
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“DTC”	2.03(b)
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Indebtedness”	4.08
“Legal Defeasance”	9.02
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Registrar”	2.03(a)
“Resale Restriction Termination Date”	Exhibit A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Restricted Payment”	4.07(a)
“Reversion Date”	4.13
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Special Redemption”	3.09
“Special Redemption Date”	3.09
“Suspended Covenant”	4.13
“Suspension Period”	4.13
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by the Commission’s rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of any Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of each series of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and only such Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of each series of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 12.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such series of Notes or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) The Notes shall be issued initially in series consisting of 9.500% Senior Notes due 2018 and 9.875% Senior Notes due 2020. Provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of each series of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.12. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking equally and ratably with the 2018 Initial Notes (the “2018 Additional Notes”) may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the 2018 Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the 2018 Initial Notes. Any 2018 Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Additional Notes ranking equally and ratably with the 2020 Initial Notes (the “2020 Additional Notes”) may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the 2020 Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the 2020 Initial Notes. Any 2020 Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall upon receipt of an Authentication Order, authenticate and deliver any Additional Notes and Exchange Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each series. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes of each series and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 List of Holders.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

(a) The Notes of each series shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes of a series upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note of a series or to a Holder of a Definitive Note of a series for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12 and 10.05).

(d) All Global Notes and Definitive Notes of a series issued upon any registration of transfer or exchange of Global Notes or Definitive Notes of such series shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes of a series surrendered upon such registration of transfer or exchange.

(e) Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g) Upon surrender for the registration of the transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the Holder, Notes of any series may be exchanged for other Notes of such series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes of a series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes of such series which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Notes.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of a series effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any series of Notes is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of each series of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10 Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or Paying Agent and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

(a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail, or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or a Change of Control Offer as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in a Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or a Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.14 Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Company Order to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of each series of the Notes to be redeemed and (4) the redemption price, if then ascertainable. If any such redemption is subject to compliance with a condition provided for herein, such Officers’ Certificate shall certify that such condition has been complied with. If any such future conditions are not so complied with, the Company shall give the Trustee prompt notice of such non-compliance, after which the Trustee shall give notice to the Holders in the same manner as the related notice of redemption was given that such conditions have not been complied with and that the redemption shall not occur.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes of a series are to be redeemed pursuant to Section 3.07 or purchased in a Change of Control Offer at any time, the Trustee shall select the Notes of such series to be redeemed or purchased by such method as the Trustee shall deem fair and appropriate; and in accordance with the procedures of the Depositary in the case of Global Notes; provided that any such selection shall be made by the Depositary. In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in whole multiples of $1,000; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

(a) The Company shall mail, or cause to be mailed (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 9 or Article 11. Notices of redemption may not be conditional.

(b) The notice shall identify the Notes of a series (including CUSIP number) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided, that in connection with a redemption under Section 3.07(a) or (b), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes of such series to be redeemed or purchased on that date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption or purchase date. The Paying Agent shall promptly mail to each Holder of Notes of such series to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes of such series to be redeemed or purchased.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes of such series called for redemption or purchase. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes of such series and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered of such series representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note, except that the Trustee is permitted to request an Opinion of Counsel or an Officers’ Certificate if a Default or an Event of Default has occurred and is continuing.

Section 3.07 Optional Redemption.

(a) At any time prior to October 15, 2018, the Company may redeem, at its option, the 2018 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of the Depositary, at a redemption price equal to 100% of the principal amount of the 2018 Notes plus the Applicable Premium and accrued and unpaid interest and Additional Interest, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption date. Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b) At any time prior to October 15, 2015, the Company may redeem the 2020 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of the Depositary, at a redemption price equal to 100% of the principal amount of the 2020 Notes plus the Applicable Premium and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption date. Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(b), and the Trustee shall not be responsible for such calculation.

(c) Except pursuant to clause (a), (b) or (d) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to their respective maturities.

(d) On and after October 15, 2015, the Company may redeem the 2020 Notes, in whole or in part, upon notice pursuant to Section 3.03 at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon to, but excluding, the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2015	104.938%
2016	103.292%
2017	101.646%
2018 and thereafter	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f) The Company or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08 Mandatory Redemption.

Except as set forth in Section 3.09 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Special Mandatory Redemption.

If (1) the Merger is not completed on or before the Merger Termination Date, (2) the Refinancing Transactions are not completed at or before the Merger Termination Date, (3) the Merger Agreement is terminated before the Merger Termination Date, (4) an Event of Default shall have occurred and be continuing, or (5) at any time, RRI and Mirant, in their sole judgment, determine jointly that the Refinancing Transactions will not be completed on or before the Merger Termination Date or the escrow agent shall not have received the Officers’ Certificate described in Section 7(a) of the Escrow Agreement by 11:00 a.m. (New York City time) on December 31, 2010 or, in the event of an extension pursuant to Section 7.1(b) of the Merger Agreement, March 31, 2011, the escrow agent pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Company, the Trustee or any other Person, notify the Trustee in writing that all of the Notes shall be subject to a special redemption (the “Special Redemption”) in accordance with this Section 3.09. The Company shall be required to redeem the Notes of each series, upon not less than one Business Day’s and no more than ten Business Days’ notice (or such other minimum period as is required by DTC) (the “Special Redemption Date”), at a redemption price equal to 100% of the issue price of the Notes of such series, plus accrued and unpaid interest to, but excluding, the redemption date.

In the case of a Special Redemption, the Company shall, not later than 11:00 a.m. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the second paragraph of Section 3.03) at least two Business Days prior to the Special Redemption Date deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 3.03. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Company shall instruct the escrow agent to release cash and Government Securities in the Escrow Account to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Notes shall be redeemed, in whole but not in part, at a redemption price equal to 100% of the issue price of the Notes of such series, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the Special Redemption Date, notwithstanding any noncompliance by the Company with the requirements of the second sentence of this Section 3.09.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes of such series on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary, holds as of noon, New York City time, on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal of, premium, if any, and interest then due.

(b) The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(c) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes of such series to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where any series of Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company initially appoints the Trustee, acting through its Corporate Trust Office, as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03 Reports and Other Information.

(a) From and after the Issue Date and at all times whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders of the Notes or cause the Trustee to furnish to the Holders of Notes, so long as any series of Notes are outstanding:

(1) within 90 days of the end of each fiscal year and within 60 days of the end of each fiscal quarter, all annual and quarterly reports that would be required to be filed with the Commission on Forms 10-K and 10-Q if the Company was required to file such reports; and

(2) within the time periods specified in the Commission’s rules and regulations that would be applicable if the Company were subject to such rules and regulations, all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The Company shall prepare all such reports within the time periods specified above, in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by its independent registered public accounting firm or independent auditors. In addition, the Company shall file a copy of each of the reports referred to in clauses (a)(1) and (a)(2) above with the Commission for public availability within the time periods specified in clauses (a)(1) and (a)(2) above (unless the Commission will not accept such a filing). The Company shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company shall use its reasonable best efforts to post the reports referred to in clauses (a)(1) and (a)(2) above on its website within the time periods specified therein. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and Holders of Notes on the date filed.

(b) The Company shall make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c) Delivery of the reports, information and documents required by this Section to be delivered to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates provided for in this Indenture).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

(b) The Company shall promptly (which shall be no more than 30 days following the date on which the Company becomes aware of any event which would constitute a Default) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of the Company’s Subsidiaries) except:

(a) dividends or distributions payable in its Capital Stock (other than Disqualified Stock); and

(b) dividends or distributions payable by any of its Subsidiaries on a pro rata basis (or on more favorable terms from the perspective of the Company and its Subsidiaries); or

(2) purchase, redeem, retire or otherwise acquire for value any of the Company’s Capital Stock (including in connection with any merger or consolidation) held by Persons other than the Company or any of its Subsidiaries (other than in exchange for the Company’s Capital Stock (other than Disqualified Stock));

(any such payments or actions referred to in clauses (1) or (2) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Subsidiary makes such Restricted Payment:

(A) a Default shall have occurred and be continuing (or would result therefrom);

(B) on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Consolidated Debt Ratio would have exceeded 5.75 to 1.0; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding clauses (1), (2) and (5) through (10) below) would exceed the sum of:

(i) the Company’s EBITDA, minus 140% of the Company’s Consolidated Interest Expense, in each case for the period (taken as one accounting period) beginning on the first day of the Company’s first full fiscal quarter after the closing of the Merger to the end of the Company’s most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment;

(ii) 100% of the fair market value of any property or assets (other than Disqualified Stock) and the aggregate net cash proceeds in each case received by the Company or any of the Company’s Subsidiaries (other than Excluded Project Subsidiaries) since the Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities issued by the Company that have been converted into or exchanged for such Qualifying Equity Interests by a Person that is not one of the Company’s Subsidiaries; and

(iii) 100% of the amount by which the Company’s Indebtedness or the Indebtedness of the Company’s Subsidiaries (other than Excluded Project Subsidiaries) is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the closing date of the Merger of any Indebtedness of the Company or of any of the Company’s Subsidiaries (other than Excluded Project Subsidiaries) convertible or exchangeable for the Company’s Capital Stock (other than Disqualified Stock) (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange).

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of the Company’s Capital Stock or Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, the Company’s Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to, or a capital contribution by, any of the Company’s Subsidiaries or an employee stock ownership plan or similar trust to the extent such sale to, or contribution by, an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any of the Company’s Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or a cash capital contribution to the Company; provided, however, that the net cash proceeds from such sale of Capital Stock or capital contributions will be excluded from clause (C)(ii) of Section 4.07(a);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or of any of the Company’s Subsidiaries made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Subsidiary, as the case may be;

(3) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(4) so long as no Default or Event of Default has occurred and is continuing,

(a) (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any of the Company’s Subsidiaries held by any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Company or of any of the Company’s Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement or employee benefit plan or (ii) the cancellation of Indebtedness owing to the Company or any of the Company’s Subsidiaries from any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Company or of any of the Company’s Subsidiaries in connection with a repurchase of Capital Stock of the Company or any of the Company’s Subsidiaries; provided that the aggregate price paid for the actions in clause (i) may not exceed $3 million in any twelve-month period and $25 million in the aggregate since the Issue Date; provided, further that (A) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by, or contributed to, the Company and the Company’s Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (A) and (B) cancellation of Indebtedness owing to the Company or any of the Company’s Subsidiaries from employees, officers, directors and consultants (or any estate, heir or assigns of any such person) of the Company or any of the Company’s Subsidiaries in connection with a repurchase of Capital Stock of the Company or of any of the Company’s Subsidiaries from such Persons shall be permitted under this clause (a) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto; and

(b) loans or advances to employees or directors of the Company or any of the Company’s Subsidiaries, the proceeds of which are used to purchase Capital Stock of the Company in an aggregate amount not in excess of $25 million at any one time outstanding (loans or advances that are forgiven shall continue to be deemed outstanding);

(5) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company’s or any of the Company’s Subsidiaries or Preferred Stock of the Company or any of the Company’s Subsidiaries issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(6) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock in connection with the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon the vesting of such grant or award;

(7) payments to holders of the Company’s Capital Stock in lieu of the issuance of fractional shares of the Company’s Capital Stock;

(8) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right, in an aggregate amount not to exceed $2 million since the Issue Date, of any rights granted pursuant to any shareholders’ rights plan adopted; provided that such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a senior financial officer);

(9) dividends, distributions, redemptions and repurchases of Capital Stock in connection with the Merger, including, without limitation, the repurchase or redemption of preferred stock of Mirant Americas, Inc. and repurchases of Capital Stock pursuant to employee plans and agreements; and

(10) so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $250 million since the Issue Date.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of (i) any non-cash Restricted Payment required to be valued by the covenant described in this section 4.07 and (ii) property or assets received by the Company from the issue or sale of the Company’s Capital Stock or capital contributions shall be determined conclusively by the Company’s Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Company’s Board of Directors to exceed $50.0 million. Not later than the date of making any non-cash Restricted Payment or including the fair market value of any property or assets in a calculation pursuant to clause (C)(ii) of Section 4.07(a), as the case may be, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Limitation on Liens.

The Company shall not and shall not permit any of its Subsidiaries (except for any Excluded Project Subsidiary) to, create or permit to exist any Lien upon any property or assets at any time owned by the Company or any of its Subsidiaries (except for any Excluded Project Subsidiary) to secure any indebtedness for money borrowed (which in no event shall include Mirant Mid-Atlantic, LLC leveraged leases, RRI Mid-Atlantic Power Holdings, LLC leveraged leases or any other capital leases or operating leases) that is incurred, issued, assumed or guaranteed by the Company or any of its Subsidiaries (except for any Excluded Project Subsidiary) (“Indebtedness”), except the Lien of the Escrow Agent on the escrowed funds and any Lien contemplated under the Escrow Agreement, without providing for the Notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction shall not apply to, or prevent the creation or existence of:

(1) Existing Liens;

(2) purchase money Liens securing Indebtedness having a principal amount that does not exceed the cost or value of the purchased property (including any Liens securing acquired indebtedness, provided that such Liens are not created in connection with, or in contemplation of, such acquisition);

(3) Liens in favor of the Company or its Subsidiaries;

(4) other Liens securing Indebtedness having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed 15% of the Company’s Consolidated Net Tangible Assets (measured on a pro forma basis including a pro forma application of the proceeds of such Indebtedness); and

(5) Refinancing Liens.

If the Company or any of its Subsidiaries (except for any Excluded Project Subsidiaries) proposes to create or permit to exist a Lien on any property or assets at any time owned by the Company or any of its Subsidiaries (except for any Excluded Project Subsidiaries) to secure any Indebtedness, other than as permitted by clauses (1) through (5) of this Section 4.08, the Company shall give prior written notice thereof to the Trustee, who shall give notice to the Holders of Notes, and the Company shall further agree, prior to or simultaneously with the creation of such Lien, to effectively secure all the Notes equally and ratably with (or prior to) such other Indebtedness for so long as such other Indebtedness is so secured.

Section 4.09 Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.10 Activities Prior to Assumption.

Prior to the Assumption, the Company’s primary activities shall be restricted to issuing the Notes, issuing capital stock to, and receiving a capital contribution from, Mirant, performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, consummating the Escrow Merger and redeeming the Notes, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described herein. The Company may not own, hold or otherwise have any interest in any assets other than the Escrow Account and cash or Government Securities. Prior to the Assumption, the Company shall not engage in any activity or enter into any transaction or agreement other than in connection with the activities described in this Section 4.10.

Section 4.11 Escrow of Funds.

(a) Concurrently with the closing of the offering of the Notes, the Company will enter into the Escrow Agreement with RRI, Mirant, the Initial Purchasers, the Trustee and the Escrow Agent, which will require the Initial Purchasers and the Company to deposit, or to have deposited on its behalf, the Escrowed Funds into the Escrow Account, which will include an amount sufficient to yield the aggregate Special Redemption Price on the Special Redemption Date for the Notes. It is the intention of the parties to the Escrow Agreement that the Escrow Agreement create a true escrow, and that the Company has no ownership of, or rights in, the Escrow Account or the Escrowed Funds other than the limited contractual right to receive the Escrowed Funds under the circumstances specified in Section 7(a) of the Escrow Agreement. If, notwithstanding the intention of the parties set forth in the foregoing sentence, the Escrow Agreement shall be characterized as an arrangement for security (and not a true escrow), and Escrow Agreement shall be deemed to constitute a security agreement under the Uniform Commercial Code as in effect from time to time in the State of New York and other applicable law, the Company, in the Escrow Agreement and subject to the terms thereof, shall grant the Trustee, for the benefit of the Holders, a first priority security interest in the Escrow Account and all deposits therein to secure the obligations under the Notes pending disbursement as described above.

(b) The Company agrees that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Escrowed Funds can be released and (ii) it will not attempt to have Escrowed Funds released from escrow except in accordance with the Escrow Agreement.

Section 4.12 Offer to Repurchase upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to this

Section 4.12 (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes purchased to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) The provisions described in Sections 4.12 (a) and (b) shall apply whether or not other provisions of this Indenture are applicable. Except as described in Sections 4.12 (a) and (b) hereof, Holders shall not be permitted to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction

(d) Notwithstanding anything to the contrary in this Section 4.12, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

Section 4.13 Suspension of Limitation on Restricted Payment Covenant.

During any period of time that: (i) the Consolidated Debt Ratio is not greater than 3.25 to 1.0 and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Subsidiaries shall not be subject to Section 4.07 (the “Suspended Covenant”).

In the event that the Company and its Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Company exceeds the Consolidated Debt Ratio described in this Section 4.13 or a Default or an Event of Default occurs and is continuing, then the Company and its Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events. The period of time between the suspension date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenant may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenant during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.07(a).

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Company shall not, directly or indirectly, (i) consolidate with or merge with or into another Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its or its Subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(1) either (i) the Company is the surviving corporation or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company under the Registration Rights Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger, sale, assignment, conveyance, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, that the delivery of an Officer’s Certificate or an Opinion of Counsel is not required with respect to any consolidation, merger, sale, assignment, conveyance, transfer or other disposition involving the Company and any direct or indirect wholly owned subsidiary of the Company.

(b) The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c) The provisions of paragraphs (a) and (b) of this Section 5.01 shall not apply to:

(1) the Merger;

(2) the Escrow Merger;

(3) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; or

(4) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

(d) For purposes of this Section 5.01, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

(e) The Company will be released from its obligations under this Indenture and the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

Section 5.02 Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or wound up or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company, herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company’s assets that meets the requirements of Section 5.01.

Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Company to the Trustee for authentication pursuant to such provisions and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default” with respect to a series of Notes:

(1) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes of such series;

(2) default in payment when due of the principal of, or premium, if any, on the Notes of such series;

(3) failure by the Company or any of its Subsidiaries for 90 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series to comply with any of the other agreements in this Indenture;

(4) the acceleration of the maturity of any Indebtedness for money borrowed (other than the Notes of such series) by the Company or any of its Significant Subsidiaries (other than any Excluded Project Subsidiary) having an aggregate principal amount outstanding in excess of 5% of its Consolidated Net Tangible Assets (measured on a pro forma basis after giving effect to the Transactions), if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after the date of such acceleration;

(5) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments aggregating in excess of 5% of its Consolidated Net Tangible Assets (measured on a pro forma basis after giving effect to the Transactions), which judgments are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 90 days; and

(6) the Company pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a custodian of the Company or for all or substantially all of the property of the Company; or

(C) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A default under clause (3) of this Section 6.01(a) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the default and the Company does not cure such default within the time specified in said clause (3) after receipt of such notice.

Section 6.02 Acceleration.

(a) If any Event of Default (other an Event of Default specified in clause (6) or (7) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal of, premium, if any, and accrued and unpaid interest shall be due and payable immediately.

The Trustee shall have no obligation to accelerate the Notes of such series if and so long as a committee of its Responsible Officers, in good faith, determines acceleration is not in the best interest of the Holders.

(b) Notwithstanding the foregoing, in case an Event of Default under clause (6) or (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the outstanding Notes of such series shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes of such series by written notice to the Trustee may on behalf of all Holders rescind an acceleration with respect to the Notes and its consequences if (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of all Holders of such series waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal of, premium, if any, or interest on any Note of such series held by a non-consenting Holder (including in connection with a Change of Control Offer); and

(2) a Default with respect to a provision that under Section 10.02 cannot be amended without the consent of each Holder affected,

provided, that subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity reasonably satisfactory to it.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel, and any other amounts due the Trustee under Section 7.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1) to the Trustee and its agents and outside attorneys for amounts due under Section 7.08, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of a series.

ARTICLE 7

TRUSTEE

Section 7.01 Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.

Section 7.02 Duties of Trustee.

In furtherance of and subject to Section 7.01:

(a) If an Event of Default has occurred and is continuing with respect to any series of Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or any other document executed by the Trustee in connection with or related to any series of Notes against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.02;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.03 and 6.04 hereof, or with respect to any series of Notes, provisions in any supplemental indenture for such series that supersede Sections 6.03 and 6.04 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture or any other document executed by the Trustee in connection with or related to any series of Notes that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.02.

(e) No provision of this Indenture or document executed by the Trustee in connection with any series of Notes will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or any document executed by the Trustee in connection with or related to any series of Notes at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.03 Certain Rights of Trustee.

The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during regular business hours on Business Days, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(1) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(2) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(3) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or any supplement thereto.

(4) Unless otherwise specifically provided in this Indenture or any supplement thereto, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(5) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture or any supplement thereto at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(6) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(7) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(8) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(9) The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes of any series and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.12 and 7.13 hereof.

(10) In the event the Company is required to pay Additional Interest, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

Section 7.04 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledge of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.12 and 7.13 hereof.

Section 7.05 Not Responsible for Recitals or Issuance of Notes.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or any other document executed by the Trustee in connection with or related to any series of Notes, it shall not be accountable for the Company’s use of the proceeds from any series of Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture or any supplement thereto, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it will not be responsible for any statement or recital herein or any statement in any series of Notes or any other document executed by the Trustee in connection with any series of Notes in connection with the sale of any series of Notes or pursuant to this Indenture or any supplement thereto other than its certificate of authentication, and it will not be responsible for any actions or inactions of any collateral trustee with respect to the collateral, if any, and shall have no duty to monitor, review or otherwise act with respect to any collateral in connection with any series of Notes.

Section 7.06 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to Notes of any series and if it is known to the Trustee, the Trustee shall mail to Holders of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on Notes of any series, the Trustee may withhold (and shall be fully protected in withholding) from Holders the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the best interests of the Holders of Notes of such series. The Trustee shall not be deemed to know of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default or Event of Default is received by the Trustee in accordance with Section 12.02 hereof at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

Section 7.07 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, and for so long as the Notes of any series remain outstanding, the Trustee shall mail to the Holders of such series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of outstanding Notes of any series shall be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes of such series are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when Notes of any series are listed on any stock exchange.

Section 7.08 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(b) The Company agrees, except as otherwise expressly provided herein, to reimburse the Trustee promptly upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith.

(c) The Company agrees to indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability or expense (including attorneys’ fees) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company shall not have to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(d) The Company agrees that the obligations of the Company under this Section 7.08 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee;

(e) The Company agrees to secure the Company’s payment obligations in this Section 7.08, the Trustee will have a lien prior to the Notes of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Notes of any series. Such lien shall survive the satisfaction and discharge of this Indenture;

(f) The Company agrees that when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (6) or (7) hereof occurs, the expenses and the compensation for its services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law;

(g) the Trustee shall comply with the provisions of Section 313(b)(2) of the Trust Indenture Act to the extent applicable; and

(h) the Company’s obligations under this Section 7.08 shall survive the resignation or removal of the Trustee, any termination of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding and the repayment of all Notes of any series.

Section 7.09 Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Seven shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.10.

The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may remove the Trustee, as to that series, by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to all Notes if:

If at any time:

(1) the Trustee fails to comply with Section 7.12 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series). Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of this Indenture, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company.

If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by this Indenture, Holders of at least 10% in aggregate principal amount of the outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

If the Trustee with respect to the Notes of any series, after written request by any Holder who has been a bona fide Holder of a Note of such series for at least six months, fails to comply with Section 7.12 such Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for removal of the Trustee and appointment of a successor Trustee with respect to the Notes of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 12.02. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

Section 7.10 Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Notes, any successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument (in form and substance satisfactory to the retiring Trustee and the Company) transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto (in form and substance satisfactory to the retiring Trustee, the successor Trustee and the Company) wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, provided all sums owing to the Trustee hereunder have been paid and subject to any lien provided for in connection with compensation and indemnity of the Trustee. Notwithstanding replacement of the Trustee, the Company’s obligations under Section 7.08 hereof, as modified as to any series of Notes by any supplemental indenture, shall continue for the benefit of the retiring Trustee.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without any further act.

Section 7.12 Eligibility; Disqualification.

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each series, which may be Trustee hereunder for Notes of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.12 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes of any series shall cease to be eligible in accordance with the provisions of this Section 7.12, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.13 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 7.07, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and binding obligations enforceable for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. In order to be eligible to serve as an Authenticating Agent under this Indenture, each Authenticating Agent and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee may appoint a successor Authenticating Agent and shall give notice of such appointment in the manner provided in Section 12.02 to all Holders of Notes of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.14, and in the event that the Trustee shall pay the Authenticating Agent, the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.08.

If an appointment with respect to one or more series is made pursuant to this Section 7.14, the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

                                         ,

as Trustee

By:                                          ,

as Authenticating Agent

By:

Authorized Signatory

ARTICLE 8

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 8.01 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(1) semi-annually, not later than October 15 and April 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of each series as of the preceding October 1 or April 1 as the case may be, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that if and so long as the Trustee shall be Registrar for Notes of a series, no such list need be furnished with respect to such series of Notes.

Section 8.02 Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE 9

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 9.02 or 9.03 applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article 9.

Section 9.02 Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes of a series on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of a series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of the Notes of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the Notes when such payments are due from the trust referred to in Section 9.04;

(2) the Company’s obligations with respect to the Notes of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee for the Notes of that series, and the Company’s obligations in connection therewith; and

(4) this Section 9.02 and Section 9.03.

(b) Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03.

Section 9.03 Covenant Defeasance.

Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.12 and clause (4) of Section 5.01(a), with respect to the outstanding Notes of a series, on and after the date the conditions set forth in Section 9.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, 6.01(a)(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(4) or 6.01(a)(5) (solely with respect to Subsidiaries that are Significant Subsidiaries or a group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company would constitute a Significant Subsidiary), in each case shall not constitute Events of Default with respect to the Notes of that series.

Section 9.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 9.02 or the Covenant Defeasance option under Section 9.03 with respect to the Notes of any series:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of all Notes subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the then outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the then outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to the Notes must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries are bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over its other creditors with the intent of defeating, hindering, delaying or defrauding the Company’s creditors or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 9.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 9.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06 Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 9.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01 Without Consent of Holders.

(a) Notwithstanding Section 10.02, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture or the Notes of any series:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s and its Subsidiaries’ properties or assets taken as a whole;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6) to conform the text of this Indenture or the Notes to any provision of the “Description of notes” in the Offering Memorandum to the extent that such provision in the “Description of notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Notes outstanding thereunder;

(7) to evidence and provide for the acceptance and appointment under this Indenture of successor trustees pursuant to the requirements thereof;

(8) to provide for the issuance of Additional Notes; or

(9) to provide for the issuance of Exchange Notes.

(b) Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.02 With Consent of Holders.

(a) Except as provided in Section 10.01, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding of that series voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of that series (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, such Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 10.02.

(b) Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e) With respect to the Notes of any series, without the consent of each affected Holder of a series, an amendment, supplement or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such Note, or reduce the premium payable upon the redemption of the Notes under Section 3.07;

(3) reduce the rate of or change the time for payment of interest on any such Note, including Additional Interest;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on such Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any such Note payable in currency other than that stated in such Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, or interest or premium on such Notes;

(7) make any change in the preceding amendment and waiver provisions; or

(8) make any change to the provisions of this Indenture providing for a Special Redemption that would adversely affect the rights of any Holders of the Notes of such series to receive Escrowed Funds.

(f) A consent to any amendment, supplement or waiver of this Indenture or the Notes by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

Section 10.03 Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 10.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 10.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.02) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel) stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued thereunder, when:

(1) either:

(A) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all such Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of Notes, cash in U.S. dollars sufficient, Government Securities the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (which opinion need only be provided if Government Securities are being deposited), without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 11.02 Application of Trust Money.

(a) Subject to the provisions of Section 9.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.

Section 12.02 Notices.

(a) Any notice or communication to the Company or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ address:

If to the Company:

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338

Fax No.: (678) 579-5951

Email: steve.nickerson@mirant.com

Attention: Steven B. Nickerson

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Fax No: (212) 777-4112

Email: richard.aftanas@skadden.com

Attention: Richard Aftanas

If to the Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Fax: (302) 636-4145

Attention: Corporate Capital Markets

The Company or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or Trust Indenture Act Section 314(a)(4)) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Company or any Subsidiary under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.17 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment

Date or redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following page]

COMPANY

GENON ESCROW CORP.

By:
Title: Name:

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES, EXCHANGE NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Unrestricted Global Note” means any note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1	(c)
“Definitive Notes Legend”	2.3	(e)
“Global Note”	2.1	(b)
“Global Notes Legend”	2.3	(e)
“IAI Global Note”	2.1	(b)
“Regulation S Global Note”	2.1	(b)
“Regulation S Notes”	2.1	(a)
“Restricted Notes Legend”	2.3	(e)
“Rule 144A Notes”	2.1	(a)
“Rule 144A Global Note”	2.1	(b)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered from RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered from RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered from RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.05 of this Indenture and Section 2.3(c) below.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

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(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes on the date hereof for original issue of up to (i) $675,000,000 in aggregate principal amount of 9.500% Senior Notes due 2018 and (ii) $550,000,000 in aggregate principal amount of 9.875% Senior Notes due 2020, as the case may be, (b) subject to the terms of this Indenture, Additional Notes, (c) the Exchange Notes for issue only in an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto and (d) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or other Unrestricted Global Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the

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Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certification and Opinion of Counsel as the Company shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Note from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available) under the Securities Act, or another applicable exemption from registration under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note (to the extent provided in Section 2.3(d)) or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) Neither the Trustee nor the Registrar shall have any responsibilities with respect to the transfer of beneficial interests within one Global Note.

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(v) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix A prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, (1) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (2) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of an IAI, in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in a permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Initial Note to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. If no such Regulation S Global Note that is an Unrestricted Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend

5

in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO

6

SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Note).

(iii) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(iv) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(v) Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in

7

exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.05, 2.09, 3.06, 4.12 and 10.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer

8

of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

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(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[INSERT IN TRANSFER RESTRICTED NOTE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN,

INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[INSERT IN GLOBAL NOTE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[INSERT IN DEFINITIVE NOTES: IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

[9.500% Senior Note due 2018] [9.875% Senior Note due 2020]

No. R[A][S][IAI]	[Up to] [$ ]

[GENON ESCROW CORP.][RRI Energy, Inc.]2

promises to pay to [CEDE & CO.]3 or registered assigns, [$            (             Dollars)]4 [the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]3 on October 15, [2018][2020].

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Reference is made to further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

[GENON ESCROW CORP.] [RRI ENERGY, INC.]

By:
Name:
Title:

[1]	2018 Note Rule 144A Note CUSIP: 37244D AA7 2018 Note Rule 144A Note ISIN: US37244DAA72 2018 Note Regulation S Note CUSIP: U3720G AA2 2018 Note Regulation S Note ISIN: USU3720GAA23 2018 Note AI Note CUSIP: 37244D AB5 2018 Note AI Note ISIN: US37244DAB55 2020 Note 144A Note CUSIP: 37244D AD1 2020 Note 144A Note ISIN: US37244DAD12 2020 Note Regulation S Note CUSIP: U3720G AB0 2020 Note Regulation S Note ISIN: USU3720GAB06 2020 Note AI Note CUSIP: 37244D AE9 2020 Note AI Note ISIN: US37244DAE94

[2]	Insert GenOn Escrow Corp. prior to the Assumption and RRI Energy, Inc. thereafter.

[3]	Insert in Global Notes

[4]	Insert in Definitive Notes

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

[9.500% Senior Note due 2018] [9.875% Senior Note due 2020]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. GenOn Escrow Corp., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at [9.500%] [9.875%] per annum from and including October 4, 2010 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer shall pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (except to the extent provided in Section 12.17 of the Indenture) (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of original issuance; provided that the first Interest Payment Date shall be April 15, 2011. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, including Additional Interest, if any, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least ten days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of October 4, 2010 (the “Indenture”), between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its [9.500% Senior Notes due 2018] [9.875% Senior Notes due 2020]. The Issuer shall be entitled to issue [2018 Additional Notes] [2020 Additional Notes] pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. ESCROW; ASSUMPTION SPECIAL MANDATORY REDEMPTION

The Notes will initially be issued by the Issuer, a wholly-owned subsidiary of Mirant. On the Issue Date of the Notes, the Issuer, Mirant, RRI, the Trustee and the Escrow Agent shall enter into the Escrow

Agreement. In connection therewith, funds sufficient to pay the redemption price of the Notes on the Special Redemption Date will be deposited into the Escrow Account. The Issuer will grant the Trustee, for the benefit of the Holders, a first priority security interest in the Escrow Account and all deposits therein to secure the obligations under the Notes pending disbursement as described below.

If on or prior to on the Special Redemption Date, the conditions set forth in the Escrow Agreement are fulfilled and RRI delivers to the Escrow Agent a specified Officers’ Certificate, the Issuer shall merge with and into RRI, with RRI as the surviving entity. Upon consummation of the merger, RRI will assume all of the obligations of the Issuer under the Indenture and the Notes (the “Assumption”), which merger will be permitted notwithstanding anything to the contrary in the Indenture. Upon the Assumption, all references to “Issuer” in the Indenture and this Note shall thereafter mean RRI and the obligations of RRI will become effective.

If the conditions set forth in the Escrow Agreement shall not have been fulfilled prior to December 31, 2010 or, in the event of an extension pursuant to Section 7.1(b) of the Merger Agreement, March 31, 2011 or certain other events occur, the Escrow Agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuer, the Trustee or any other Person, notify the Trustee in writing that all of the Notes shall be subject to a special redemption , upon not less than one Business Day’s and no more than ten Business Days’ notice (or such other minimum period as is required by DTC) (the “Special Redemption Date”). On the Special Redemption Date, the Notes shall be redeemed, in whole but not in part, at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the redemption date.

6. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. Except as provided in Section 3.09 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of October 4, 2010, among RRI and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest.

12. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:

GenOn Escrow Corp.

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338

Fax No.: (678)579-5951

Email: steve.nickerson@mirant.com

Attention: Gary Garcia

c/c Steven B. Nickerson

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                 to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

TO BE COMPLETED IF THE HOLDER REQUESTS AN EXCHANGE PURSUANT TO SECTION 2.3(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or

☐	the undersigned is a U.S. person (within the meaning of Regulation S under the Securities Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to the registration requirements under the Securities Act.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.12 of the Indenture, check here: [    ]

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.12 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

GenOn Escrow Corp.

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338

Fax No.: (678) 579-5951

Email: steve.nickerson@mirant.com

Attention: Steven B. Nickerson

GenOn Energy, Inc.

1000 Main Street, 21st Floor

Houston, TX 77002

Fax: (832) 357-9289

Attention: Andrew Johannesen

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Fax: (302) 636-4145

Attention: Corporate Capital Markets

Ladies and Gentlemen:

This certificate is delivered to request a transfer of [$[            ] principal amount of the 9.500% Senior Notes due 2018 (the “2018 Notes”)][$[            ] principal amount of the 9.875% Senior Notes due 2020 (the “2020 Notes”)] of GenOn Escrow Corp. (the “Issuer”).

Upon transfer, the [2018 Notes][2020 Notes] would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the [2018 Notes][2020 Notes], and we are acquiring the [2018 Notes][2020 Notes], for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the [2018 Notes][2020 Notes], and we invest in or purchase securities similar to the [2018 Notes][2020 Notes] in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the [2018 Notes][2020 Notes] have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf

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and on behalf of any investor account for which we are purchasing [2018 Notes][2020 Notes] to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the [2018 Notes][2020 Notes] is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the [2018 Notes][2020 Notes] pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:                     ,

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE FOR ESCROW MERGER

This Supplemental Indenture (this “Supplemental Indenture”) is entered into as of [                    ], 20     by and among GenOn Escrow Corp., a Delaware corporation (the “Issuer”), RRI Energy Inc., a Delaware corporation (“Successor”) and Wilmington Trust Company (the “Trustee”), as Trustee under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 4, 2010, providing for the issuance of an aggregate principal amount of $675.0 million of 9.500% Senior Notes due 2018 (the “2018 Notes”) and $550.0 million of 9.875% Senior Notes due 2020 (the “2020 Notes” and, together with the 2018 Notes, the “Notes”).

WHEREAS, the Issuer and Successor have entered into a Merger Agreement, dated as of [                    ], 201[    ] (the “Merger Agreement”), which provides for the merger of Issuer with and into Successor (the “Escrow Merger”), with Successor continuing its existence under Delaware law;

WHEREAS, the Escrow Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that Issuer shall not be prevented from merging with or into Successor;

WHEREAS, Section 10.01 of the Indenture provides that the Issuer and the Trustee may, without the consent of the Holders of Notes, enter into a supplemental indenture for the purposes of evidencing the succession of another Person to the Issuer;

WHEREAS, each of the Issuer and the Successor has been duly authorized to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, Successor and the Trustee hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Representations of Issuer and Successor. Each of the Issuer and Successor represents and warrants to the Trustee as follows:

(a) It is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

(c) Upon the filing and acceptance for record of the Certificate of Merger by the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Merger

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Effective Time”), the Escrow Merger will be effective in accordance with the terms of the Escrow Merger Agreement and Delaware law.

3. Assumption and Agreement of Successor.

(a) In accordance with Sections 5.01 and 10.1 of the Indenture, Successor hereby expressly assumes all of the obligations of Issuer under the Notes and the Indenture. Successor hereby confirms that its obligations under the Registration Rights Agreement shall remain in full force and effect.

(b) Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Notes with the same effect as if Successor had been named as “Issuer” in the Indenture and the Notes; and thereafter the Issuer shall be fully released from its obligations under the Indenture and the Notes.

4. Effective Time. This Supplemental Indenture shall become effective as of the Merger Effective Time.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

7. Effects of the Indenture and the Notes. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

8. Waiver of Jury Trial. EACH OF THE ISSUER, SUCCESSOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GENON ESCROW CORP.

By:
Name:
Title:

RRI ENERGY, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

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